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                                                                   Exhibit 10.32



                         WAIVER OF CERTAIN RIGHTS UNDER
                          SECOND AMENDED AND RESTATED
                       STOCKHOLDERS AND VOTING AGREEMENT




       THIS WAIVER OF CERTAIN RIGHTS UNDER SECOND AMENDED AND RESTATED STOCKHOLDERS AND VOTING AGREEMENT is dated June 2, 1998. Capitalized terms used herein but not defined herein have the meanings assigned to such terms in the Stockholders Agreement.


       WHEREAS, as a result of the consummation of the DLB Distribution (as defined in the Stockholders Agreement), on or about April 28, 1998, the Persons comprising the DLB Group (consisting of Charles E. Davidson, Mark Liddell and Mike Liddell), acquired certain shares of common stock, par value $0.01 per share ("Common Stock"), of the Company previously held by Bonray Holding, L.L.C., a Delaware limited liability company and subsidiary of DLB Oil & Gas, Inc., an Oklahoma corporation;


       WHEREAS, pursuant to the terms of the Stockholders Agreement, as of May 11, 1998, each member of the DLB Group entered into a Supplemental Agreement (as defined in the Stockholders Agreement), whereby each such person agreed that (i) his ownership of Stock (as defined in the Stockholders Agreement) shall be subject to, and that he shall comply with, all of the terms and conditions of the Stockholders Agreement; (ii) he shall not effect any Transfer (as defined in the Stockholders Agreement) of such Stock except in compliance with the provisions thereof;


       WHEREAS, Section 3.1 of the Stockholders Agreement generally provides, among other things, that in connection with any election for members of the Board of Directors, the Company shall, at the request of the DLB Designator
(as defined in the Stockholders Agreement), include in the slate of directors recommended by the Board of Directors to the stockholders of the Company for election as directors one representative designated by the DLB Designator so long as the DLB Group holds 5% or more of the outstanding Common Stock, and that vacancies in the DLB Director position will be filled by another Person designated by the DLB Designator;


       WHEREAS, in order to more clearly establish that the members of the DLB Group are not controlling persons or affiliates of the Company, each of them seeks to waive certain rights and to release the Company and the other Continuing Stockholder Parties from certain obligations, under the Stockholders Agreement;


       NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted each of the undersigned hereby irrevocably waives all rights granted to him under Section 3.1 of the

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Stockholders Agreement including the right to designate a DLB Designee under the Stockholders Agreement or to designate any Person to fill any vacancy in the DLB Director position.


       IN WITNESS WHEREOF, this document has been executed as the date first written above.




                                        /s/ Charles E. Davidson
                                        ---------------------------------------
                                        CHARLES E. DAVIDSON



                                        /s/ Mark Liddell
                                        ---------------------------------------
                                        MARK LIDDELL




                                        /s/ Mike Liddell
                                        ---------------------------------------
                                        MIKE LIDDELL